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                                                                    Exhibit 5(a)

                [GOODSILL ANDERSON QUINN & STIFEL LLP LETTERHEAD]


                                  March 9, 2004

Hawaiian Electric Industries, Inc.
900 Richards Street
Honolulu, Hawaii  96813

Hawaiian Electric Industries Capital Trust II
Hawaiian Electric Industries Capital Trust III
c/o The Bank of New York, as Trustee
101 Barclay Street, 8W
New York, New York 10286

Ladies and Gentlemen:

               Hawaiian Electric Industries, Inc., a Hawaii corporation (the "Company"), and Hawaiian Electric Industries Capital Trust II and Hawaiian Electric Industries Capital Trust III, each a statutory trust created under the laws of the State of Delaware (each a "Trust" and together the "Trusts"), have filed with the Securities and Exchange Commission (the "Commission") a registration statement on Form S-3 (the "Registration Statement") under the Securities Act of 1933 (the "Securities Act"), with respect to up to $200,000,000 maximum aggregate offering price of: (i) an indeterminate number of Trust Preferred Securities of each Trust, (ii) an indeterminate amount of Senior Debt Securities, Senior Subordinated Debt Securities and Junior Subordinated Debt Securities of the Company, consisting of debentures, notes or other evidences of indebtedness, each in one or more series (collectively, the "Debt Securities"), (iii) an indeterminate number of shares of Preferred Stock of the Company, without par value, in one or more series (the "Preferred Stock"), (iv) an indeterminate number of shares of Common Stock of the Company, without par value, in one or more series (the "Common Stock"), (vi) the guarantees of the Company with respect to the Trust Preferred Securities of the Trusts (collectively, the "Trust Guarantees"), (vii) an indeterminate number of contracts to purchase shares of the Common Stock (the "Stock Purchase Contracts"), and (viii) an indeterminate number of units, each comprised of a Stock Purchase Contract and a beneficial interest in either Senior Debt Securities or Senior Subordinated Debt Securities, debt obligations of third parties (including U.S. Treasury securities) or Trust Preferred Securities, in each such case pledged to secure the holder's obligations to purchase Common Stock under such Stock Purchase Contract (the "Stock Purchase Units").


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HAWAIIAN ELECTRIC INDUSTRIES, INC.
HAWAIIAN ELECTRIC INDUSTRIES CAPITAL TRUST II
HAWAIIAN ELECTRIC INDUSTRIES CAPITAL TRUST III

March 9, 2004
Page 2


               We have examined the Registration Statement and, for purposes of this opinion, we have assumed that it has become effective. We have also examined the Restated Articles of Incorporation (the "Articles") and the Amended and Restated By-laws (the "By-laws") of the Company, each as amended and as in effect on the date hereof, and such appropriate records of the Company, certificates of public officials and other documents as we deem pertinent as a basis for the opinions hereinafter expressed.

               On the basis of such review:

               1. We are of the opinion that the Company is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Hawaii.

               2. When (i) the applicable provisions of the Securities Act, the Trust Indenture Act of 1939, as amended, and the securities or "blue sky" laws of applicable states shall have been complied with, (ii) appropriate resolutions have been adopted by the Board of Directors of the Company (or a duly appointed committee or representative thereof) (the "Board") and remain effective authorizing the issuance and sale of the Debt Securities, the Trust Guarantees, the Stock Purchase Contracts and the Stock Purchase Units, as applicable, (iii) the respective indentures between the Company and the Bank of New York, as trustee, pursuant to which the Debt Securities will be issued, and any supplemental indenture or other instrument entered into, or otherwise executed or adopted, thereunder, and the Trust Guarantees have been duly executed and delivered so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any requirement or restriction imposed by any court or governmental or regulatory body having jurisdiction over the Company, as applicable, (iv) the respective conditions precedent for the obligations of the Company under the Trust Guarantees to arise have been satisfied as contemplated in the Registration Statement and each prospectus supplement and amendment relating thereto, and (v) the Debt Securities, the Trust Guarantees, the Stock Purchase Contracts and the Stock Purchase Units, as applicable, have been issued and sold in return for the consideration specified therefor and as contemplated in the Registration Statement and each prospectus supplement and amendment relating thereto, we are of the opinion that the Debt Securities, the Trust Guarantees, the Stock Purchase Contracts and the Stock Purchase Units will be legally issued and will be the valid and binding obligations of the Company, subject to bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws affecting creditors' rights generally, to general equitable principles (whether considered in a proceeding in equity or at law) and to an implied covenant of reasonableness, good faith and fair dealing.


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HAWAIIAN ELECTRIC INDUSTRIES, INC.
HAWAIIAN ELECTRIC INDUSTRIES CAPITAL TRUST II
HAWAIIAN ELECTRIC INDUSTRIES CAPITAL TRUST III

March 9, 2004
Page 3


               3. When (i) the applicable provisions of the Securities Act, and the securities or "blue sky" laws of applicable states shall have been complied with, (ii) the relative rights and preferences, designations and limitations of a series of the Preferred Stock shall have been duly fixed by a resolution of the Board or by an amendment to the Articles and/or the By-laws, (iii) appropriate resolutions have been adopted by the Board authorizing the issuance and sale of the Preferred Stock or the Common Stock, as applicable, in which the Board fixes the consideration to be received therefor (or the manner in which it shall be determined) and determines that such consideration is adequate, and
(iv) the shares of the series of the Preferred Stock or the Common Stock, as applicable, thus established shall have been duly issued and sold in return for the consideration specified (or determined in accordance with procedures specified) in such resolution and as contemplated in the Registration Statement and each prospectus supplement and amendment relating thereto, we are of the opinion that such shares of the Preferred Stock or the Common Stock, as applicable, will be validly issued, fully paid and nonassessable.

               We are members of the Bar of the State of Hawaii and, for purposes of this opinion, do not hold ourselves out as experts on the laws of any jurisdiction other than the State of Hawaii. We have relied, with your approval, as to all matters of New York law related to this opinion, upon the opinion of Pillsbury Winthrop LLP addressed to us and filed as Exhibit 5(c) to the Registration Statement.

               With respect to all documents examined by us, we have assumed (i) the authenticity of all documents submitted to us as authentic originals, (ii) the conformity with the originals of all documents submitted to us as copies or forms, and (iii) the genuineness of all signatures.

               For purposes of this opinion, we have assumed (i) the legal capacity of natural persons who are signatories to the documents examined by us,
(ii) that each of the parties to the documents examined by us has the power and authority to execute and deliver, and to perform its obligations under, such documents (other than the Company), (iii) that all documents examined by us have been duly authorized, executed and delivered by all parties thereto (other than the Company).

               The opinions expressed herein are based on laws and regulations as in effect on the date hereof and facts as we understand them as of the date hereof. We are not assuming any obligation, and do not undertake, to revise, update or supplement this opinion after the date hereof notwithstanding any change in applicable law or regulation or interpretation thereof, any amendment, supplement, modification or rescission of any document examined or relied on in


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HAWAIIAN ELECTRIC INDUSTRIES, INC.
HAWAIIAN ELECTRIC INDUSTRIES CAPITAL TRUST II
HAWAIIAN ELECTRIC INDUSTRIES CAPITAL TRUST III

March 9, 2004
Page 4


connection herewith, or any change in the facts, after the execution and delivery of this opinion on the date hereof.

               We hereby consent to the filing of this opinion as Exhibit 5(a) to the Registration Statement and to the references to our firm under the caption "Legal Matters." In giving this consent, however, we do not hereby admit that we are within the category of persons whose consent is required under
Section 7 of the Securities Act and the rules and regulations of the Commission thereunder. This opinion may not be furnished or quoted to, or relied upon, by any person for any purpose, without our prior written consent.

                                    Very truly yours,

                                    /s/Goodsill Anderson Quinn & Stifel
                                       A Limited Liability Law Partnership LLP